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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                    %
                                                                  COUNTRY       OWNERSHIP
                                                                ------------    ----------
Reliance Electric Industrial Company..........................  U.S.                 100%
  Reliance Electric (Hong Kong) Limited.......................  Hong Kong            100%
  Reliance Electric A.G. .....................................  Switzerland          100%
     Reliance Electric GmbH...................................  Austria              100%
     Reliance Electric (U.K.) Ltd. ...........................  England              100%
       Electro-Craft Limited..................................  England              100%
     Reliance Electric S.p.A. ................................  Italy                100%
     Reliance Electric GmbH...................................  Germany              100%
     Reliance Electric SARL...................................  France               100%
     Reliance Electric Scandinavia A.p.S. ....................  Denmark              100%
  Reliance Electric S.A. .....................................  Spain                100%
  Reliance Eletrica Ltda. ....................................  Brazil               100%
  Grupo Industrias Reliance S.A. de C.V. .....................  Mexico               100%
     Industrias Reliance S.A. de C.V. ........................  Mexico              99.9%
       Administrativa Industrias Reliance S.A. de C.V. .......  Mexico               100%
       Productos Lorain de Mexico S.A. de C.V. ...............  Mexico               100%
       Reliance Electric & Engineering Co. de Mexico S.A. de
          C.V. ...............................................  Mexico               100%
       Dodge de Mexico S.A. de C.V. ..........................  Mexico               100%
       Reliance Exportel, S.A. de C.V. .......................  Mexico               100%
  Reliance Automation Pty. Ltd. ..............................  Australia            100%
  Reliance Electric Limited...................................  Japan                 45%
       Reliance Electric Service Ltd. ........................  Japan                100%
       Renix Co. Ltd. ........................................  Japan                 82%
  Reliance Electric Limited...................................  Canada               100%*
  Reliance Electric Canada Ltd. (Inactive)....................  Canada               100%
  Wrenford Insurance Company Ltd. ............................  Bermuda               20%
  Reliance Electric International Corporation.................  Guam                 100%
  North American Transformer, Inc. ...........................  U.S.                 100%
  Inertia Dynamics Incorporated...............................  U.S.                 100%
  Reliance Electric Limited (Inactive)........................  New Zealand          100%
  Federal Pacific Electric Company............................  U.S.                 100%
  Reliance Motion Control, Inc. ..............................  U.S.                 100%
  Reliance Electric (Singapore) Pte. Ltd. ....................  Singapore            100%
  Yonjun-Reliance Electric Co., Ltd. .........................  Korea               71.9%
Reliance Comm/Tec Corporation.................................  U.S.                 100%
  Suntech Company, Ltd. ......................................  Japan               49.2%
Vermont Reserve Insurance Company.............................  U.S.                 100%
REC Holding, Inc. ............................................  U.S.                 100%
- ---------------
  * Owned Jointly:
       Reliance Electric Industrial Company              76.8%
       Reliance Comm/Tec Corporation                     23.2%
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